                                                                    EXHIBIT 23.1




Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into Mikohn Gaming Corporation's previously filed Registration Statements on Form S-8 (File No. 33-73506), Form S-8 (File No. 333-07441), Form S-8 (File No. 333-30525) and Form S-8 (File No.
333-30605).



Arthur Andersen LLP

Las Vegas, Nevada
April 10, 2002